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                                                                EXHIBIT 10.32.1
                             THIRD AMENDMENT TO THE
                          WESTERN DIGITAL CORPORATION
                        SAVINGS AND PROFIT SHARING PLAN

         This Third Amendment (the "Amendment") to the Western Digital Corporation Savings and Profit Sharing Plan (the "Plan") made this 9th day of January 1997 by Western Digital Corporation (the "Company"), the sponsoring employer of the Plan.

         WHEREAS, the terms of the Plan are set forth in an amended and restated Plan document, dated June 23, 1995, as thereafter amended by the First amendment dated June 30, 1995, and by the Second amendment dated March 27, 1996; and

         WHEREAS, the Company has reserved the right to amend the Plan by action of its Board of Directors; and

         WHEREAS, the Company desires to amend the Plan in certain respects.

         NOW, THEREFORE, the Plan is amended as follows:

         1.      Section 2.9 is amended to read in its entirety as follows:

                 2.9 Compensation. "Compensation" for purposes of this Plan shall be determined in accordance with the provisions of this
         Section 2.9.

                          2.9.1. For purposes of Section 4.2 relating to a Participant's Pre-Tax Contribution amounts and Sections 5.3 and 5.4 and relating to certain limitations on Matching Contributions, "Compensation" shall mean the full salary and wages paid by the Employer to an Employee, including commissions, bonuses (to the extent not excluded under 2.9.3 below), tips, overtime pay, severance pay, and amounts of Pre-Tax Contributions elected pursuant to Section 3.2 of this Plan and/or a benefit plan sponsored by an Employer and qualified under Code Section 125.

                          2.9.2. For purposes of Section 5.5 relating to the allocation of any Profit Sharing Contributions, "Compensation" shall mean Compensation as defined in 2.9.1 above, except that any non-draw commissions or bonuses payable by the Employer to an Employee shall be excluded.

                          2.9.3. "Compensation" as defined in 2.9.1 or 2.9.2 shall exclude the following:

                                  2.9.3.1.  any amounts contributed by the
                          Employer, other than Pre-Tax Contributions, pursuant to Section 4.1, to any pension plan or plan of deferred compensation (including this Plan),





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                                  2.9.3.2.  any automobile and relocation
                          allowances (or reimbursement for any such expenses),

                                  2.9.3.3.  any amounts paid as a starting
                          bonus or finder's fee,

                                  2.9.3.4.  amounts realized from the exercise
                          of non-qualified stock options,

                                  2.9.3.5.  any amounts paid by the Employer
                          (other than Pre-Tax Contributions described above) for other fringe benefits, such as health and welfare, hospitalization, and group life insurance benefits, or perquisites, or paid in lieu of such benefits, such as cash-out of credits generated under a plan qualified under Code Section 125; provided, however, that payments to an Eligible Employee from a non-qualified plan of deferred compensation shall not be excluded to the extent that (i) such payments consist of amounts voluntarily deferred upon written election of the Eligible Employee in accordance with the terms of such plan (exclusive of earnings thereon and exclusive of any other additions by the Employer), (ii) such payments consist of amounts that, but for such deferral in accordance with the terms of such plan, would have constituted "Compensation" as defined in this Section 2.9 in the year that such amounts would have been paid (determined without application of any limit prescribed under Section 401(a)(17) of the Code),
                          (iii) such payments were not previously considered as "Compensation" for purposes of this Section 2.9, and
                          (iv) such payments are (subject to deferral under this Plan) includable in the gross income of the Eligible Employee for federal income tax purposes in the year of payment.

                          2.9.4. Except as provided in Exhibit A, Compensation shall include only the amounts determined in accordance with 2.9.1, 2.9.2 and 2.9.3 above that are paid to an individual while he is an Active Participant.

                          2.9.5. Solely for purposes of Article 15 (relating to certain limitations on annual additions to or benefits from qualified plans) and Article 19 (relating to top-heavy plans), the term "Compensation" shall mean wages within the meaning of
                 Section 3401(a) of the Code and any other payments of compensation to the Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code; provided, however, that such "Compensation" shall not include any amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of payment it is reasonable to believe that these amounts are deductible by the Employee under Section 217 of the Code. For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of Article 15, Compensation for a Limitation Year, as defined in Subsection 15.1.2,





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                 is the Compensation actually paid or includable in gross
                 income during such Limitation Year.

                          2.9.6. Except to the extent otherwise permitted by law, "Compensation" for any Plan Year that begins on or after July 1, 1989 shall not exceed the annual compensation limit in effect under Section 401(a)(17) of the Code on the January 1 coinciding with or immediately preceding the first day of such Plan Year, as provided in this Subsection.

                                  2.9.6.1. For any Plan Year that begins on or after January 1, 1994 such limit shall be $150,000, as that amount is adjusted in accordance with Section 401(a)(17)(B) of the Code.

                                  2.9.6.2. For any Plan Year that begins on or after July 1, 1989 and before January 1, 1994, such limit shall be $200,000, as that amount is adjusted at the same time and in the same manner as under
                          Section 415(d) of the Code.

                                  2.9.6.3.  In no event shall this Plan be
                          deemed to violate the annual limitation on Compensation under this Subsection solely because such limitation is applied separately to Compensation taken into account for a Plan Year for purposes of
                          Section 4.2.1, 4.2.2, 4.4 and 5.9.

                                  2.9.6.4.  If Compensation for a period of
                          less than twelve (12) months is taken into account for any Plan Year, then, to the extent required by regulations under Section 401(a)(17) of the Code, the otherwise applicable annual Compensation limit provided under this Subsection 2.9.6 is reduced in the same proportion as the reduction in the twelve-month period. However, no proration shall be required solely because Compensation taken into account for a Plan Year includes only Compensation paid for periods during which the Employee is an Active Participant (including a portion of a Compensation year corresponding to a period of Active Participation).

                                  2.9.6.5.  For purposes of the annual
                          Compensation limit provided under this Subsection, the family aggregation rules of Section 414(q)(6) of the Code shall apply to an Employee who is a five percent (5%) owner or one of the top-ten highest paid Employees, except in applying such rules, the term "family member" shall include only the Spouse and any of the Employee's lineal descendants who have not attained age 19 before the close of the year. If, as a result of the application of such rules the limit is exceeded, then, the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Subsection prior to the application of this limit.

         This amendment shall be effective as of January 1, 1997.





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         2.      The name of the Plan shall be changed to Western Digital
Corporation Retirement Savings and Profit Sharing Plan.

         This amendment shall be effective as of January 1, 1997.

         3. Except as expressly provided herein above, the provisions of the Plan shall continue in full force and effect as set forth herein.

         IN WITNESS WHEREOF, the Company has caused this Third Amendment to the Plan to be executed by its duly authorized officer on this 9th day of January 1997.


                                                  WESTERN DIGITAL CORPORATION

                                                  By:   /s/ Michael A. Cornelius
                                                     --------------------------
                                                  Name:    Michael A. Cornelius
                                                  Title:   Vice President